CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETED ASTERISKS [*], HAS BEEN OMITTED PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED BECAUSE IT IS BOTH (I) NOT MATERIAL and (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

Execution Version

THIRD AMENDMENT
TO THE
SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF
TINUUM GROUP, LLC

This Third Amendment (this “Amendment”) to the Second Amended and Restated Operating Agreement of Tinuum Group, LLC (the “Company”) is agreed to, approved and entered into as of September 4, 2019 and is made effective as of January 1, 2019. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Second Amended and Restated Operating Agreement of Clean Coal Solutions, LLC dated as of May 27, 2011, as amended effective as of July 31, 2011 and as of July 31, 2012 (as so amended, the “LLC Agreement”).
RECITALS

WHEREAS, the Company changed its name from “Clean Coal Solutions, LLC” to “Tinuum Group, LLC” on September 14, 2016.

WHEREAS, ADA-ES, Inc., a Colorado corporation, NexGen Refined Coal, LLC, a Wyoming limited liability company, and GSFS Investments I Corp., a Delaware corporation (collectively, the “Members”), constitute all of the members of Tinuum Group, LLC, a Colorado limited liability company (the “Company”), and each of the Members is party to the LLC agreement;

WHEREAS, Section 11.4 of the LLC Agreement provides that the LLC Agreement may be amended by the unanimous written consent or approval of the Members; and

WHEREAS, the Members and the Company desire to execute this Amendment to evidence their consent to, and approval of, the amendment to the LLC Agreement set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Members and the Company agree as follows:

AGREEMENT

1.	Deletion of Schedules. The following schedules are hereby deleted from the LLC Agreement:
Schedule 4.S(a)    Pre-Closing Cash Calculation
Schedule 4.S(b)    Calculation of Projected Distributable Value

2.	Additions to Section 1.1. The following definitions are hereby added to Section 1.1 of the LLC Agreement in the appropriate alphabetic locations:

‘“[*] Facility” means the refined coal production facility located on the premises of the [*] outside of [*], and owned by [*].’
‘“[*] Operating Profits and Losses” means, for each Fiscal Year, the taxable income or loss of the Company as determined for federal income tax purposes, as adjusted by taking into account (in lieu of items determined for federal income tax purposes) only items of income, gain, loss, and deduction as determined for purposes of maintaining the Capital Accounts that are derived from [*] to the extent attributable to operations of the [*] Facility, including such items arising from depreciation and amortization of the [*] Facility, the costs of purchasing feedstock coal for treatment in the [*] Facility, site license fees, coal yard services fees, fees for licensing the technology used in the [*] Facility, management fees, administrative services fees, all other costs incurred in the production of refined coal at the [*] Facility and in the operation and maintenance of the [*] Facility, and from the sale of refined coal at the [*] Facility; provided that [*] Operating Profits and Losses shall not include gain or loss from the sale, abandonment or other disposition of the [*] Facility itself.’

‘“[*]” means [*], a Delaware limited liability company.’

‘“[*]” Operating Agreement" means that certain Amended and Restated Limited Liability Company Agreement of [*] dated as of July 28, 2017, as may be amended from time to time.’

‘“[*]” means [*], a Colorado limited liability company.’

‘“[*]” means [*], a Utah limited liability company.’

3.	Deletions from Section 1.1. The definitions of the following terms are hereby deleted from Section 1.1 of the LLC Agreement:
‘Determined Values’
‘Disputed Calculations’
‘Distribution’
‘Calculations’
‘Excess Liquidation Preference’
‘GS Calculations’
‘Liquidation Preference’
‘Make-Whole Payment’
‘Pre-Closing Cash’
‘Projected Distributable Value’
‘Projected Investment Value’

‘Unrecovered Investment Balance’
‘Valuation Expert’

4.	Amendment and Restatement of Definitions. The following definitions in Section 1.1 shall be replaced in their entirety as follows:

‘“Distributable Value” means the sum of the pre-tax value (determined in accordance with the past practice of the Company in determining such value) of any allocated Tax Credits, Distributable Cash or other property to be Distributed by the Company to its Members.’

‘“Distribution” means each distribution of Company assets made by the Company to a Member, whether by liquidating distribution, redemption, repurchase or otherwise; provided, however, that none of the following shall be a Distribution: any pro rata exchange of outstanding equity interests of the Company for newly issued equity interests of the Company, and any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units. "Distributed” and other forms of the word "Distribute” shall have correlative meanings.’

5.	Amendment to Section 4.1. Section 4.1 shall be replaced in its entirety by the following provision:

‘4.1 Allocations. Profits or Losses for any Fiscal Year shall be allocated to the Members in proportion to their Sharing Ratios.’

6.	Amendments to Section 4.2. Section 4.2 shall be amended by adding thereto the following new Sections 4.2(i), 4.2(j) and 4.2(k):

‘(i) Items from the Operation of the [*] Facilitv. [*] Operating Profits and Losses shall be allocated 99% to GS and 1% to all other Members in proportion to their Sharing Ratios.

(j) Income and Loss from 2017 Sale of the [*] Facility. All gains and losses and interest income from the sale of the [*] Facility to [*] pursuant to that certain Agreement for Purchase of Membership Interests by and among [*], [*] and [*], dated July 28, 2017, including such gains recognized under the installment method of accounting, shall be allocated 75% to GS and 25% to all other Members in proportion to their Sharing Ratios.

(k) Limitations on Loss Allocations. No allocation to a Member of loss under Section 4.1 or under Section 4.2(i), shall be made if and to the extent that such allocation would result in (or increase) an Adjusted Capital Account Deficit for the Member at the end of the Fiscal Year. Any losses reallocated as a result of the preceding sentence shall be allocated to the remaining Members in accordance with their Sharing Ratios, but only to the extent that such allocation does not result in (or increase) an Adjusted Capital Account Deficit for a Member at the end of the Fiscal Year.’

7.	Amendment to Section 4.2(h). Section 4.2(h) shall be amended by replacing the first sentence thereof by the following sentence:

‘The allocations set forth in Sections 4.2(a)-(c), (e)-(f) and (k) (the "Regulatory Allocations") are intended to comply with certain requirements of Sections 1.704- 1(b) and 1.704-2 of the Treasury Regulations.’

8.	Amendment to Section 4.4(c). Section 4.4(c) shall be amended by appending to the end thereof the following sentence:
‘Accordingly, GS will be allocated 99%, and the other Members shall be allocated 1% (in proportion to their Sharing Ratios) of all tax credits determined under Section 45 allocated to the Company from [*] that are attributable to the production and sale of refined coal at the [*] Facility.’

9.	Amendment and Restatement of Section 4.5. Section 4.5 shall hereby be replaced in its entirety with the following provision:
‘4.5     Distributions.
(a)Mandatory Distributions. The Company shall make mandatory Distributions to the Members holding Units at least once per year (on such date or dates as determined by the Board in good faith) in an amount equal to at least seventy percent (70%) of the Distributable Cash, as determined by the Board in good faith on at least an annual basis. All Distributions made pursuant to this Section 4.5(a) shall be allocated among the Members in accordance with Section 4.5(b)(i).
(b)Distributions. Except as provided for liquidating Distributions in Section 8.2(b), the Board may (but shall not be obligated to) make Distributions at any time and from time to time as follows:
(i)To the Members in proportion with their Sharing Ratios at the time the Distribution is made.
(ii)Distribute available Distributable Cash to the Members, in its sole discretion, in accordance with this Article IV for the purpose of payment of taxes.’

10.	Amendment to Section 4.8. Section 4.8 shall be amended by deleting and replacing the last sentence by the following sentence:
‘Except for calculation of Distributable Value, the Profit Sharing Distribution Amount shall not be taken into account when making calculations with respect to Distributions made pursuant to Section 4.5.’

11.	Amendment to Section 6.l(b)(vi). Section 6.l(b)(vi) shall be deleted and replaced by the following:

‘(vi)	Reserved.’

12.	Amendment to Section 6.l(c). Section 6.l(c) shall be deleted and replaced by the following:
‘(c)         Reserved.’

13.	Amendment to Section 9.3(a). The final sentence of Section 9.3(a) shall be deleted and replaced by the following sentence:

‘In addition, the provisions of this Section 9.3 shall apply to any Change of Control in which proceeds are paid to the Members rather than to the Company, in which case GS shall be entitled to participate in the Transfer constituting such Change of Control on the terms and conditions set forth in this Section 9.3.’

14.	Amendment to Section 9.3(b). The following proviso shall be deleted from the last sentence of Section 9.3(b):
‘provided, that, with respect to the "Tag-Along Right" in connection with a Liquidation Event specified in clause(2) of Section 4.5(c)(l) that occurs prior to January 1, 2013, GS shall have the right to sell a number of Units equal to the total number of Units being Transferred in such Liquidation Event (to the extent GS actually holds such number of Units), and such right will be deemed GS's Tag-Along Right for purposes of this Section 9.3.’

15.	Amendment to Section 9.3(d). The following sentence shall be deleted from the end of Section 9.3(d):
‘Nothing in this Section 9.3 shall affect the right of GS to receive any Make-Whole Payment to which it becomes entitled pursuant to Section 4.5(c)(l), and receipt by GS of any such Make-Whole Payment shall in no way affect the amount of proceeds to which GS is entitled pursuant to this Section 9.3(d). All proceeds received (and any Make-Whole Payment) received by a holder of Class B Units in respect ofthe Class B Units Transferred by such holder in a Tag-Along Sale shall be treated as a Distribution to such holder ofClass B Units for all purposes ofthis Agreement (including reducing the Unrecovered Investment Balance).’

16.	Amendment to Section 9.3(f). The following language shall be deleted from the first sentence of Section 9.3(f):
‘not including any Make-Whole Payment to which GS may be entitled in connection with such Tag-Along Sale (which shall be the sole responsibility of the Company),’

17.	Further Amendment to Section 9.3(f). The following proviso shall be deleted from the last sentence of Section 9.3(t):
‘provided, that, any Make-Whole Payment received by GS in connection with such Tag Along Sale shall not be included for purposes of calculating such pro rata share.’

18.	Amendment to Section 9.4(a). The following sentence shall be deleted from the end of Section 9.4(a):
‘Notwithstanding anything else in this Section 9.4, GS shall not be required to participate in any Drag-Along Sale unless at the time of such Drag-Along Sale the Unrecovered Investment Balance is less than the Drag-Along Proceeds to be received by GS in such Drag-Along Sale.’

19.	Amendment to Section 9.4(c)(vi). Section 9.4(c)(vi) shall be deleted and replaced by the following:

‘(vi) Reserved.’

20.	Amendment to Section 9.5 Section 9.5 shall be deleted and replaced by the following:

‘9.5 Reserved.’

21.	Miscellaneous.
a.Sections 11.1 through 11.7, and 11.11 through 11.15 of the LLC Agreement are hereby incorporated into, and made applicable to, this Amendment as if fully set forth herein.
b.Except as expressly set forth in this amendment, all terms, conditions and provisions of the LLC Agreement shall continue in full force and effect.
c.The provisions of this Amendment shall be effective on and after January 1, 2019.

[Signature page follows]

IN WITNESS WHEREOF, the Members have caused this amendment to be duly executed on their behalf as of the date first set forth above.

COMPANY:

Tinuum Group, LLC
By:	/s/ Ron Eller
Name:	Ron Eller
Title:	President & CEO

MEMBERS:

ADA-ES, Inc.
By:	/s/ L. Heath Sampson
Name:	L. Heath Sampson
Title:	CEO

NexGen Refined Coal, LLC
By:	/s/ Charles S. McNeil
Name:	Charles S. McNeil
Title:	Authorized Representative

GSFS Investments I Corp.
By:	/s/ Guaray Seth
Name:	Gauray Seth
Title:	Authorized Signatory